UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 5, 2025
NAUTICUS ROBOTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40611	87-1699753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17146 Feathercraft Lane, Suite 450, Webster, TX 77598
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (281) 942-9069
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KITT	The Nasdaq Stock Market LLC
Warrants	KITTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 5, 2025, Nauticus Robotics, Inc., a Delaware corporation (the “Company”) and SeaTrepid International, L.L.C., a Louisiana limited liability company, SeaTrepid Deepsea LLC, a Louisiana limited liability company, Remote Inspection Technologies, L.L.C., a Louisiana limited liability company (each, a “Seller” and collectively, “Sellers”), and certain individual selling persons entered into an Asset Purchase Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Company agreed to acquire (the “Acquisition”) substantially all of the assets and certain specified liabilities of the Sellers related to applied robotic solutions and the robotic equipment development and operation.

The total value of the Acquisition is $16 million, consisting of (1) the aggregate purchase price of $4 million in cash that will be paid at closing, and $4 million in cash that will be paid on or before September 30, 2025, and (2) Earn-Out Shares valued at $5.5 million; and the assumption of $2.5 million in Sellers’ liabilities. An aggregate amount of newly issued shares of the Company’s common stock, par value $0.00001 per share (the “Earn-Out Shares”) worth $5.5 million may be paid to Sellers, subject to and payable in accordance with earn-out thresholds during the period between closing and six months after closing, as specified in the Purchase Agreement. The Earn-Out Shares will be valued at a price that is the minimum price under Nasdaq Listing Rule 5635 as of March 4, 2025. In no event will the number of Earn-Out Shares exceed 19.99% of the shares outstanding as of the date of the Purchase Agreement. If such number exceeds 19.99%, the parties will negotiate payment of the balance in cash prior to the execution of the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants, including a covenant that the Seller and the selling persons will not compete with or solicit customers and hire or solicit employees three (3) years from the closing date. The closing of the Acquisition is subject to customary closing conditions, including, without limitation, the completion of due diligence and the receipt of required consents by certain third parties, among others.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, attached as exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On March 5, 2025, the Company issued a press release announcing, among other things, the entry into the transaction described herein. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is not subject to the liabilities of that section and is not deemed incorporated by reference into any filing of the Company under the Securities Act, as amended or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
10.1*+
Asset Purchase Agreement, dated March 5, 2025, by and among Nauticus Robotics Inc., SeaTrepid International, L.L.C., SeaTrepid Deepsea LLC, Remote Inspection Technologies, L.L.C. and each of the signatories thereto.

99.1	Press Release dated March 5, 2025.

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

+ Certain portions of this document that constitute confidential information have been redacted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2025	Nauticus Robotics, Inc.

	By:	/s/ John Symington
		Name:	John Symington
		Title:	General Counsel